Exhibit 99.1

Dot Ai Fortifies Balance Sheet Through Series of Capital Structure Actions

Company Retires White Lion Notes in Full, new investor advances $500,000 in Additional Secured Convertible Financing

LAS VEGAS, NV / July 2, 2026 / Dot Ai, Inc. (Nasdaq: DAIC) (“Dot Ai” or the “Company”), an IoT and AI-based SaaS company redefining asset intelligence for industrial technology, today announced a series of actions to fortify its balance sheet and simplify its capital structure, including the retirement in full of its outstanding secured convertible promissory notes held by White Lion Capital, LLC, in the aggregate principal amount of approximately $867,000. The retirement releases the security interests that secured the notes, eliminates the associated debt obligation and further simplifies the Company’s capital structure.

In addition, as previously contemplated in the previously announced non-binding LOI, a potential new investor has agreed to provide $500,000 of new capital to the Company through an additional secured convertible note. This new capital provides Dot Ai with incremental resources to support its operating initiatives and general corporate purposes.

“Retiring the White Lion notes in full is a meaningful step forward in strengthening our balance sheet and simplifying Dot Ai’s capital structure,” said Ed Nabrotzky, Co-Founder and Chief Executive Officer of Dot Ai. “By eliminating this secured obligation and releasing the security interests that backed it, we are removing both complexity and risk from our financial structure while creating greater flexibility to execute on our strategic plan. We are equally encouraged that the new investor contemplated in the previously announced LOI has provided additional capital as a first step towards a significant potential transaction for the company.

About Dot Ai

Dot Ai (Nasdaq: DAIC) is an IoT and AI-based SaaS company at the forefront of Asset Intelligence technology for smart supply chain operations. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, sensor-agnostic architecture and seamless cloud integrations, Dot Ai offers continuous asset visibility and predictive analytics that integrate with existing/legacyinfrastructure. The Company serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing. For more information, please visit daic.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the Company’s capital structure, balance sheet, and strategic plans and include statements regarding the proposed sale of a portion of the Company’s operating business. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Assurances

The letter of intent (LOI) relating to a sale of a portion of the Company’s operating is non-binding, other than certain provisions relating to exclusivity, and expenses, and does not constitute a binding commitment to complete the proposed transaction. Completion of the proposed transaction is subject in all respects to the negotiation and execution of definitive agreements, satisfactory completion of due diligence, board approval, receipt of any required stockholder, lender, Nasdaq, and regulatory consents or approvals, market conditions, and the satisfaction of customary closing conditions, including maintenance of the Company’s listing on The Nasdaq Stock Market LLC. There can be no assurance that definitive agreements will be executed, that the proposed transaction will be completed on the terms described in the letter of intent or at all, or as to the timing of any such transaction. The Company does not intend to disclose further developments unless and until it determines that additional disclosure is appropriate or required.

No Offer

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill
MZ Group - MZ North America
(262) 357-2918
DAIC@mzgroup.us
www.mzgroup.us